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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 23, 1997

                             LCC INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

            Delaware                       0-21213              54-1807038
----------------------------             ------------         ---------------
(State or Other Jurisdiction             (Commission          (IRS Employer
of Incorporation)                        File Number)         Identification
                                                              Number)

7925 Jones Branch Drive
McLean, VA                                                            22102
-----------------------------------------                           ---------
(Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (703) 873-2000


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ITEM 5. OTHER EVENTS. On October 23, 1997, LCC International, Inc. (the
"Company") and MCI Telecommunications Corporation ("MCI") agreed that the Company will not exercise its annual conversion rights under the Company's Subordinated Notes Due 2000, dated June 28, 1994, to MCI, as amended, in the aggregate principal amount of $50,000,000 (the "Notes") into the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"). The Notes are convertible into 2,841,099 shares of Class A Common Stock. Such conversion right applied during the period between August 25, 1997 and October 8, 1997 and was extended by mutual agreement until October 23, 1997. The Notes will continue to be convertible during the period between June 27, 1998 and August 10, 1998, at MCI's option, and during the period between August 25, 1998 and October 8, 1998, at the Company's option, and in each case during the same periods in 1999. The Notes are also convertible upon certain extraordinary events, such as a certain mergers, a sale of all of the assets of the Company and certain tender offers and asset distributions, and, as described below, are partially convertible (up to 1 million shares) during certain periods in 1998.

        The Company and MCI have also agreed that, effective immediately, the annual interest rate on the Notes is reduced from 6.8% to 4.4%. The reduction in interest represents an annual pre-tax savings of approximately $1.2 million. In addition, the Company and MCI have agreed that if, prior to June 26, 1998, the Company proposes to register any of its shares of common stock under the Securities Act of 1933, as amended, whether for its own account or for the account of other security holders or both, on any form other than S-8, S-4 (or Form S-3 if such registration covers an offering of the type contemplated by Form S-8) or any successor forms, MCI shall have the opportunity to partially convert the Notes into up to 1 million shares of Class A Common Stock for sale in connection with such registration. In connection with the foregoing, the Company, MCI and RF Investors, L.L.C., a Delaware limited liability company and major shareholder of the Company ("RF Investors"), have agreed that, in event that such registration is made in connection with an underwritten offering and the managing underwriter for the proposed offering concludes that it would be advisable, from a marketing standpoint, to reduce the number of shares to be included therein from the total number requested by the Company and all other security holders to be registered, the number of shares requested by MCI to be registered shall be reduced only if all other shares requested by all other security holders having rights to be included in such registration have been excluded therefrom. The foregoing matters are set forth in amendments to the Notes and to the Registration Rights Agreement, dated as of July 25, 1996, among the Company, MCI and RF Investors, which amendments were entered into on October 23, 1997. Copies of such amendments are filed as exhibits to this Form 8-K and are incorporated herein by reference.

        The foregoing description does not purport to be complete and is qualified in its entirety by the terms and conditions of such amendments.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c)   Exhibits

2.1 Second Amendment to Subordinated Note Due 2000 and Amendment to Registration Rights Agreement, dated October 23, 1997, by and between the Company and MCI as to the Note amendment, and among the Company, MCI and RF Investors as the Registration Rights Agreement amendment.

2.2 Fourth Amendment to Subordinated Note Due 2000 and Amendment to Registration Rights Agreement, dated October 23, 1997, by and between the Company and MCI as to the Note amendment, and among the Company, MCI and RF Investors as the Registration Rights Agreement amendment.

99. Press Release, dated October 23, 1997 regarding the agreement of the Company and MCI to delay conversion of existing note agreement.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 24, 1997                    LCC INTERNATIONAL, INC.

                                           By: /s/ RICHARD HOZIK
                                              -------------------------
                                               Richard Hozik
                                               Senior Vice President, Treasurer
                                               and Chief Financial Officer


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                                  EXHIBIT INDEX

                                                                    PAGE NUMBER IN
EXHIBIT NUMBER          EXHIBIT                              SEQUENTIAL NUMBERING SYSTEM
-----------------------------------------------------------------------------------------
2.1                     Second Amendment to Subordinated
                        Note Due 2000 and Amendment to
                        Registration Rights Agreement, dated
                        October 23, 1997, by and between the
                        Company and MCI as to the Note
                        amendment, and among the Company,
                        MCI and RF Investors as the Registration
                        Rights Agreement amendment.

2.2                     Fourth Amendment to Subordinated
                        Note Due 2000 and Amendment to
                        Registration Rights Agreement, dated
                        October 23, 1997, by and between the
                        Company and MCI as to the Note
                        amendment, and among the Company,
                        MCI and RF Investors as the Registration
                        Rights Agreement amendment.

99.                     Press Release, dated October 23, 1997
                        regarding the agreement of the Company
                        and MCI to delay conversion of
                        existing note agreement.
